UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022

HG Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 E. 7th Street, Suite 101 Charlotte, North Carolina	28204 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (252) 355-4610

Not Applicable (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01             Entry into a Definitive Agreement.

On June 30, 2022, a wholly-owned subsidiary of HG Holdings, Inc. (the “Company”), HG Managing Agency, LLC, a North Carolina limited liability company (“HGMA”), entered into a Management Advisory Services Agreement dated and effective as of July 1, 2022 (the “Advisory Services Agreement”) with FedNat Underwriters, Inc. (“FNU”) pursuant to which HGMA will assist FNU and its parent, FedNat Holding Company (“FNHC”) in developing a restructuring plan for FNHC’s non-statutory entities, including identifying cost savings and other necessary or advisable steps in connection therewith and, upon approval of such plan by FNHC’s Board of Directors, oversee the implementation of such plan. The term of the Advisory Services Agreement is until July 1, 2025 and HGMA’s fee for its services under the Advisory Services Agreement equals 1.5% of gross earned premium per annum of Monarch National Insurance Company (“Monarch”).

As background, the Florida Office of Insurance Regulation (OIR) authorized Monarch to assume approximately 78,000 policies effective June 1, 2022 from FedNat Insurance Company (FNIC), a wholly owned subsidiary of FNHC, resulting in Monarch’s total policy count totaling approximately 83,000 policies.  FNU will continue as managing general agent for Monarch. As of June 30, 2022, after a $15 million investment by funds managed by Hale Partnership Capital Management LLC (“HPCM”) into Monarch, Monarch is 60% owned by various funds managed by HPCM, and 40% owned by FNHC. HPCM and its affiliates beneficially own in the aggregate 11.27% of the outstanding FNHC common stock (as to which they have filed a disclaimer of control affidavit with the Florida Office of Insurance Regulation). Mr. Hale is also serving as an advisor to the Strategic Review Committee of the FNHC’s Board of Directors. Mr. Hale and HPCM collectively also own approximately 34.9% of the outstanding shares of the Company’s common stock.

The foregoing description of the Advisory Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Advisory Services Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Simultaneous with entering into the Advisory Services Agreement, the Company formed White Rock USA Protected Cell 47 (the “Protected Cell”) effective July 1, 2022. The Protected Cell entered into an Excess Catastrophe Reinsurance Contract (the “Reinsurance Contract”) with Maison Insurance Company (“Maison”) effective July 1, 2022 to provide Maison catastrophic windstorm reinsurance protection on approximately 7,650 Texas insurance policies in-force at the inception of the Reinsurance Contract. The Reinsurance Contract provides $7.8 million of limit to Maison in excess of a $5 million retention. The Company's capital at risk is $1.17 million. Maison will pay the Protected Cell $6.63 million in reinsurance premiums for the term of the contract. The Reinsurance Contract terminates on December 31, 2022.

Maison is a wholly owned subsidiary of FNHC.

The foregoing description of the Reinsurance Contract does not purport to be complete and is qualified in its entirety by reference to the Reinsurance Contract, a copy of which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)               Exhibits

10.1	Management Advisory Services Agreement, entered into as of July 1, 2022 by and between HG Managing Agency, LLC and FedNat Underwriters, Inc. (filed herewith).
10.2	Excess Catastrophe Reinsurance Contract, entered into as of July 1, 2022 by and between Maison Insurance Company and The Subscribing Reinsurer (filed herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HG HOLDINGS, INC.

Date: July 7, 2022	By:	/s/ Bradley G. Garner
Bradley G. Garner
Principal Financial and Accounting Officer